[LOGO]

   Mailing Address: Post Office Box 29564, Raleigh, North Carolina 27626-0564
        Home Office: 3109 Poplarwood Court, Raleigh, North Carolina 27604
                                 (800) 852-3152

LONDON PACIFIC LIFE & ANNUITY COMPANY (the "Company") in consideration of the payment of the Contribution issued this Contract.

The Company will pay the benefits of this Contract, subject to all of its provisions, terms and conditions.

RIGHT TO EXAMINE CONTRACT: Within 10 days of the date of receipt of this Contract by the Owner, it may be returned by delivering or mailing it to the Company at its Annuity Service Center. When this Contract is received by the Company, it will be voided as if it had never been in force. A written request for cancellation must accompany the contract. In such event, the Company will refund the Contribution

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY

                          READ YOUR CONTRACT CAREFULLY

 George C. Nicholson,                                          Ian K. Whitehead,
     SECRETARY                                                     PRESIDENT

  INDIVIDUAL FIXED AND VARIABLE SINGLE CONTRIBUTION IMMEDIATE ANNUITY CONTRACT

                                NONPARTICIPATING

ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SUB-ACCOUNT AND WILL VARY IN ACCORDANCE WITH THE PERFORMANCE OF THE SUB-ACCOUNT, EXCEPT TO THE EXTENT LIMITED BY THE GUARANTEED MINIMUM ANNUITY PAYMENT FEATURE. DETAILS OF THE GUARANTEED MINIMUM ANNUITY PAYMENT FEATURE ARE DESCRIBED UNDER ANNUITY PROVISIONS ON PAGE ____.

{policy #}

                                TABLE OF CONTENTS

                                                                            PAGE

CONTRACT SCHEDULE

DEFINITIONS

CONTRIBUTION PROVISIONS
         Contribution
         Allocation of Contribution

SEPARATE ACCOUNT PROVISIONS
         The Separate Account
         Separate Account Charge
         Guaranteed Minimum Annuity Payment Charge
         Valuation of Assets

VALUATION PROVISIONS
         Annuity Unit Value
         Net Investment Factor

ANNUITY PROVISIONS
         Annuity Date
         Determination of Annuity Payments
         Guaranteed Minimum Annuity Payments

SUSPENSION OR DEFERRAL OF PAYMENT PROVISIONS
OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS
         Owner
         Annuitant
         Assignment Of The Contract

PROCEEDS PAYABLE ON DEATH
         Death Before Annuity Date
         Distribution Requirements Before the Annuity Date
         Death of Owner On or After the Annuity Date
         Death of Annuitant On or After the Annuity Date
         Non-Individual Owner
         Beneficiary
         Change Of Beneficiary

GENERAL PROVISIONS
         The Contract
         Misstatement of Age and Sex
         Incontestability
         Modification
         Non-Participating
         Evidence Of Survival
         Proof Of Age
         Protection Of Proceeds
         Reports
         Taxes
         Regulatory Requirements
         Substitution
         Change in the Operation of the Separate Account

                                CONTRACT SCHEDULE
OWNER:                          [John Smith]
ANNUITANT:                      [John Smith]               AGE AND SEX:                     [50 Male]
PAYEE:                          [John Smith]               BENEFICIARY:                  [Mary Smith]
CONTRACT NUMBER:                     [12345]               ISSUE DATE:                 [July 1, 1998]
CONTRIBUTION:                     [$100,000]               ANNUITY DATE:              [August 1,1998]
ASSUMED INVESTMENT RETURN:              [3%]               ANNUITY UNIT FACTOR              [.999866]
ANNUITY PAYMENT FREQUENCY:         [Monthly]               PAYMENT FACTOR                   [5.5257]]
GUARANTEED MINIMUM ANNUITY                                 FIXED ACCOUNT INTEREST RATE           [4%]
   PAYMENT                         [$552.57]

--------------------------------------------------------------------------------
PORTFOLIO OPTIONS:
------------------

THE CONTRIBUTION, WITH INTEREST, WILL BE ALLOCATED TO THE EQUITY 500 INDEX SUB-ACCOUNT SPECIFIED BELOW 30 DAYS AFTER THE ISSUE DATE SPECIFIED ABOVE.

SEPARATE ACCOUNT:
-----------------

LPLA SEPARATE ACCOUNT ONE

SUB-ACCOUNT:                                         BASED ON:
------------                                         ---------
Equity 500 Index                                     BT Equity 500 Index Fund

SEPARATE ACCOUNT CHARGE
-----------------------
A daily charge at an annual rate of [1.25%] (0.0000347693 daily) of the assets held in the Separate Account.

GUARANTEED MINIMUM ANNUITY PAYMENT CHARGE
-----------------------------------------
A daily charge at an annual rate of [1.75%] (0.0000486771 daily) of the assets held in the Separate Account.

ANNUITY SERVICE CENTER:
-----------------------
LONDON PACIFIC LIFE & ANNUITY COMPANY          OR   LONDON PACIFIC LIFE & ANNUITY COMPANY
ANNUITY SERVICE CENTER                              ANNUITY SERVICE CENTER
P.O. BOX 29596                                      3109 POPLARWOOD COURT
RALEIGH, NORTH CAROLINA 27626                       RALEIGH, NORTH CAROLINA 27604
(800) 852-3152
(919) 790-2243

DESCRIPTION OF ANNUITY BENEFIT:
-------------------------------

LIFE ANNUITY
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED DURING THE LIFETIME OF THE ANNUITANT, CEASING WITH THE LAST PAYMENT DUE PRIOR TO THE DEATH OF THE ANNUITANT. THE FIRST ANNUITY PAYMENT IS BASED ON THE ASSUMED INVESTMENT RETURN, THE AGE AND SEX OF THE ANNUITANT, AND {TBD} PROJECTED TO YEAR [__].

LIFE ANNUITY WITH PERIOD CERTAIN
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED DURING THE LIFETIME OF THE ANNUITANT, CEASING WITH THE LAST PAYMENT DUE PRIOR TO THE DEATH OF THE ANNUITANT. THE FIRST ANNUITY PAYMENT IS BASED ON THE ASSUMED INVESTMENT RETURN, THE AGE AND SEX OF THE ANNUITANT, AND {TBD} PROJECTED TO YEAR [__]. IF, AT THE DEATH OF THE ANNUITANT, PAYMENTS HAVE BEEN MADE FOR LESS THAN THE [ ] YEAR PERIOD, THE REMAINING PAYMENTS WILL CONTINUE TO THE BENEFICIARY FOR THE REMAINDER OF THE PERIOD.

                          CONTRACT SCHEDULE(CONTINUED)

PAYMENT FOR [25] YEARS CERTAIN
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED FOR A FIXED PERIOD OF [25] YEARS. IF, AT THE DEATH OF THE ANNUITANT, PAYMENTS HAVE
BEEN MADE FOR LESS THAN THE [25] YEAR PERIOD, THE REMAINING PAYMENTS WILL CONTINUE TO THE BENEFICIARY FOR THE REMAINDER OF THE PERIOD.

JOINT AND SURVIVOR LIFE ANNUITY
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED DURING THE JOINT LIFETIME OF THE ANNUITANT AND THE JOINT ANNUITANT, CEASING WITH THE LAST PAYMENT DUE PRIOR TO THE DEATH OF THE ANNUITANT OR JOINT ANNUITANT, WHICHEVER DEATH IS LAST. THE FIRST ANNUITY PAYMENT IS BASED ON THE ASSUMED INVESTMENT RETURN, THE AGES AND SEXES OF THE ANNUITANT AND JOINT ANNUITANT AND {TBD} PROJECTED TO YEAR [___].


CONTRACT SURRENDERS:
--------------------

THE OWNER MAY NOT SURRENDER THE CONTRACT AFTER THE EXPIRATION OF THE RIGHT TO EXAMINE PERIOD DESCRIBED ON THE FACE OF THIS CONTRACT.

                                   DEFINITIONS

AGE: The age of any Owner or Annuitant on his/her last birthday as of the Annuity Date

ANNUITANT: The natural person on whose life annuity payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE: The date on which annuity payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY CALCULATION DATE: The date on which the first annuity payment will be calculated. It will be no more than 5 days prior to the Annuity Date.

ANNUITY PAYMENT FREQUENCY: The frequency with which annuity payments will be made. The frequencies available are monthly and annually. Once selected, the Annuity Payment Frequency may not be changed.

ANNUITY PERIOD The period of time beginning with the Annuity Date during which annuity payments are made.

ANNUITY SERVICE CENTER: The office indicated on the Contract Schedule of this Contract to which notices, requests and the Contribution must be sent. All sums payable to the Company under this Contract are payable only at the Annuity Service Center.

ANNUITY UNIT An accounting unit of measure used in the calculation of annuity payments.

ANNUITY UNIT FACTOR: The factor applied daily to neutralize the effect of the Assumed Investment Return.

ASSUMED INVESTMENT RETURN: The investment return upon which the annuity payments in the contract are based.

BENEFICIARY: The person entitled to receive benefits as per the terms of the contract in case of the death of the Owner or the later death of the Annuitant or Joint Annuitant, as applicable.

COMPANY: London Pacific Life & Annuity Company.

CONTRIBUTION: A payment made by or on behalf of an Owner with respect to this Contract.

DUE PROOF OF DEATH: A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to the Company.

ELIGIBLE FUND(S): Currently the investment entity(ies) shown on the Contract Schedule.

                            DEFINITIONS (CONTINUED)

FIXED ACCOUNT: An investment option within the General Account where the Contribution is invested prior to the Annuity Date. The Fixed Account Interest Rate is shown on the Contract Schedule.

GENERAL ACCOUNT: The Company's general investment account which contains all the assets of Company with the exception of the Separate Account and other segregated asset accounts.

GUARANTEED MINIMUM ANNUITY PAYMENT: The amount which is guaranteed as the minimum annuity payment amount. This amount is payable regardless of the performance of the Sub-Account.

ISSUE DATE: The date on which the Contract became effective. Similarly, Contract years are measured from the Issue Date.

JOINT ANNUITANT: A person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the Description of Annuity Benefit on the Contract Schedule provides for a survivor. The Joint Annuitant may not be changed.

OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Contract.

PAYEE: The person, designated by the Owner, to whom annuity payments will be made.

PAYMENT FACTOR: The factor shown on the Contract Schedule which is used on the Annuity Calculation Date to calculate the first annuity payment.

PORTFOLIO: A segment of an Eligible Fund which constitutes a separate and distinct class of shares.

PREMIUM TAX: Any premium taxes paid to any governmental entity and assessed against the Contribution. The Company will deduct the tax on the Issue Date.

SEPARATE ACCOUNT: An account established by the Company to separate the assets funding the variable benefits for the class of Contracts to which this contract belongs from the Company's other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct. The Separate Account and the Sub-Accounts are listed on the Contract Schedule.

SUB-ACCOUNT: The subdivision of the Separate Account as shown on the Contract Schedule.

VALUATION DATE: Each day on which the Company and the New York Stock Exchange ("NYSE") are open for business.

                             DEFINITIONS (CONTINUED)

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

WRITTEN REQUEST: A request in writing, in a form satisfactory to the Company, which is received by the Annuity Service Center.

                             CONTRIBUTION PROVISIONS

CONTRIBUTION: The Contribution is shown on the Contract Schedule. This is a single Contribution Contract. The Company reserves the right to reject any Application or Contribution.

ALLOCATION OF CONTRIBUTION: The Contribution initially will be allocated to the Fixed Account. The Contribution, with interest, will be allocated to the Equity 500 Index Sub-Account of the Separate Account shown on the Contract Schedule 30 days after the Issue Date shown on the Contract Schedule. Allocation of the Contribution is subject to the terms and conditions imposed by the Company.

                           SEPARATE ACCOUNT PROVISIONS

THE  SEPARATE  ACCOUNT:  The  Separate  Account is  designated  on the  Contract
Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Separate Account assets are divided into Sub-Accounts. The Sub-Account currently available under this Contract is listed on the Contract Schedule. The assets of the Sub-Account are allocated to the Eligible Fund(s) and Portfolio(s), if any, within an Eligible Fund shown on the Contract Schedule.

Should the shares of the Eligible Fund become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under this Contract.

SEPARATE ACCOUNT CHARGE: Each Valuation Period, the Company deducts a Separate Account Charge from the Sub-Account of the Separate Account which is equal, on an annual basis, to the amounts shown on the Contract Schedule. The Separate Account Charge compensates the Company for assuming the mortality and expense risks under this Contract and the costs associated with the administration of this Contract and the Separate Account.

GUARANTEED MINIMUM ANNUITY PAYMENT CHARGE: Each Valuation Period, the Company deducts a Guaranteed Minimum Annuity Payment Charge from the Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Guaranteed Minimum Annuity Payment Charge compensates the Company for the costs associated with providing the Guaranteed Minimum Annuity Payment shown on the Contract Schedule.

VALUATION OF ASSETS: The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

                              VALUATION PROVISIONS

ANNUITY UNIT VALUE: The value of an Annuity Unit for the Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Eligible Fund and will be determined by multiplying the value of the Annuity Unit for the Sub-Account on the preceding day by the product of (a) the Net Investment Factor for the Sub-Account for the day for which the Annuity Unit Value is being calculated, and (b) the Annuity Unit Factor which neutralizes the Assumed Investment Return. Both the Annuity Unit Factor and the Assumed Investment Return appear on the Contract Schedule.

NET INVESTMENT FACTOR: The Net Investment Factor for the Sub-Account is equal to:

     (a) the value of a share of the corresponding Eligible Fund at the end of the Valuation Period (plus the per share amount of any unpaid dividends or capital gains by that Eligible Fund ); divided by

     (b) the value of a share of the corresponding Eligible Fund at the beginning of the Valuation Period: and

     (c ) subtracting from that amount the daily Separate Account Charge and the daily Guaranteed Minimum Annuity Payment Charge which are shown on the Contract Schedule.

                               ANNUITY PROVISIONS

ANNUITY DATE: The Annuity Date must be the thirtieth (30th) day after the Issue Date shown on the Contract Schedule. The Annuity Date is shown on the Contract Schedule.

DETERMINATION OF ANNUITY PAYMENTS: The first annuity payment will be calculated on the Annuity Calculation Date which will be no more than 5 days prior to the Annuity Date. Annuity payments reflect the investment performance of the Sub-Account of the Separate Account during the Annuity Period. On the Annuity Calculation Date, a fixed number of Annuity Units will be purchased, determined as follows:

The first annuity payment is equal to the Contribution, with interest, divided first by $1,000 and then multiplied by the Payment Factor shown on the Contract Schedule. In the Sub-Account the fixed number of Annuity Units is determined by dividing the amount of the initial annuity payment determined for the Sub-Account by the Annuity Unit Value on the Annuity Calculation Date. Thereafter, the number of Annuity Units in the Sub-Account remains unchanged. All calculations shall appropriately reflect the Annuity Payment Frequency selected.

Once annuity payments have begun, the number of Annuity Units remains fixed. The method of calculating the Annuity Unit Value is described under Valuation Provisions.

The dollar amount of annuity payments for the Sub-Account after the first annuity payment determined as follows:

     1. The dollar amount of the first annuity payment is divided by the value of an Annuity Unit for the Sub-Account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the Sub-Account. The number of Annuity Units for the Sub-Account remains fixed after the Annuity Calculation Date;

     2. The fixed number of Annuity Units in the Sub-Account is multiplied by the Annuity Unit Value for the Sub-Account for the last Valuation Period. This result is the dollar amount of the payment for the Sub-Account.

The Company guarantees that the dollar amount of annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of Annuitants from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

                         ANNUITY PROVISIONS (CONTINUED)

GUARANTEED MINIMUM ANNUITY PAYMENT : The Company will guarantee that the annuity payment will be at least equal to 100% of the Guaranteed Minimum Annuity Payment shown on the Contract Schedule. Each annuity payment will vary upwards or downwards in accordance with the performance of the Sub-Account, unless the annuity payment would be less than the Guaranteed Minimum Annuity Payment. Under the terms of the Contract's guarantee, the Company will pay the Payee the greater of; (a) the annuity payment amount determined by multiplying the number of annuity units times the annuity unit value; or (b) the Guaranteed Minimum Annuity Payment .

                  SUSPENSION OR DEFERRAL OF PAYMENT PROVISIONS

The Company reserves the right to suspend or postpone payments from the Separate Account for a benefit payment or transfer:

     (a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

     (b)  for any period  during which an emergency  exists as a result of which
          (i) disposal of the securities held in the Sub-Account is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined;

     (c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the contract owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

               OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

OWNER: The Owner has all interest and right to amounts held in his or her Contract. The Owner is the person designated as such on the Issue Date, unless changed.

The Owner may change owners of the Contract at any time prior to the Annuity Date by Written Request. A Change of Owner will automatically revoke any prior designation of Owner. The change will become effective as of the date the Written Request is signed. A new designation of Owner will not apply to any payment made or action taken by the Company prior to the time it was received.
Any change to the Owner of the Contract will be subject to the Company's underwriting rules then in effect.

This Contract may be owned by Joint Owners. The Owners must jointly exercise all of the rights contained in the Contract.

ANNUITANT: The Annuitant and Joint Annuitant is the person or persons on whose life annuity payments are based. The Annuitant and Joint Annuitant is the person or persons designated by the Owner at the Issue Date.

ASSIGNMENT OF THE CONTRACT: A Written Request specifying the terms of an assignment of the Contract must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in the Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company's consent.

If the Contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.

                            PROCEEDS PAYABLE ON DEATH

DEATH BEFORE ANNUITY DATE: If an Owner or an Annuitant dies before the Annuity Date, the Company will pay the Beneficiary the death benefit described below.

The death benefit is calculated as of the date the Company receives written notification of Due Proof of Death. The death benefit is equal to the Contribution, with interest.

DISTRIBUTION REQUIREMENTS BEFORE THE ANNUITY DATE: The Beneficiary must elect the death benefit to be paid under one of the options below:

     (a) The entire interest in the Contract will be distributed within 5 years of the date of death, or

     (b) The Beneficiary elects to have the death benefit distributed over a period that does not extend beyond such Beneficiary's life or life expectancy and payments start within 1 year after the date of death, or

     (c) In the event of death of an Owner who is not an Annuitant, if the designated Beneficiary is the spouse of the deceased owner, he or she may elect to continue the Contract.

The death benefit will be paid after the death of the Owner, the Joint Owner, if any, the Annuitant, or the Joint Annuitant, if any, whichever death is first. Payment to the Beneficiary, other than in a single lump sum, may only be elected during the sixty-day period beginning with the date of receipt of Due Proof of Death.

DEATH OF OWNER ON OR AFTER THE ANNUITY DATE: If the Owner, or any Joint Owner, dies on or after the Annuity Date any remaining payments as described on the Contract Schedule will continue at least as rapidly as under the method of distribution in effect at such Owner's death. Upon the Owner's death on or after the Annuity Date the Beneficiary becomes the Owner.

DEATH OF ANNUITANT ON OR AFTER THE ANNUITY DATE: Upon the death of the Annuitant on or after the Annuity Date, any remaining payments as described on the Contract Schedule will continue at least as rapidly as under the method of distribution in effect at such Annuitant's death.

NON-INDIVIDUAL OWNER: If the Owner is a non-individual then the death of an Annuitant shall be treated as the death of the Owner for purposes of the distribution of the death benefit.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner, the Joint Owner, the Annuitant or the Joint Annuitant.

Unless the Owner provided otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1.   to the Primary  Beneficiary(ies)  who survive the  Owner's,  the Joint
          Owner's,   the  Annuitant's  or  the  Joint  Annuitant's,   death,  as
          applicable; or if there are none

     2.   to the Contingent  Beneficiary(ies) who survive the Owner's, the Joint
          Owner's,   the  Annuitant's  or  the  Joint   Annuitant's   death,  as
          applicable; or if there are none

     3.   to the Owner, or if deceased, to the estate of the Owner.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), the Owner and the Joint Owner, if any, may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change may be made by Written Request. The change will take effect as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, the Application, if any, and any riders or endorsements attached to this Contract. It is intended to qualify as an annuity contract for Federal Tax purposes. To that end, the provisions of the Contract are interpreted and administered to ensure and maintain such tax qualifications. This Contract may be changed or altered only by the President and the Secretary of the Company. A change or alteration must be made in writing. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification of the contract will affect the method by which the Contract Value will be determined.

MISSTATEMENT OF AGE AND SEX: If the Age or sex of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct information. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY: This Contract will not be contestable after it has been in force for a period of two years from the Issue Date.

MODIFICATION: This Contract may be modified in order to maintain compliance with applicable state and federal law.

NON-PARTICIPATING:   This  Contract  will  not  share  in  any  distribution  of dividends.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE: The Company may require evidence of Age of any Annuitant.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Owner's written consent.

REPORTS: The Company will furnish an annual report of the Portfolios or Funds and any other notices, reports or documents required by law to be delivered to the Owner and Joint Owner, if any. Reports will be sent to the last known address of the Owner and Joint Owner, if any.

TAXES: Any taxes paid to any governmental entity relating to this Contract will be deducted as incurred . The Company will, in its sole discretion, determine when taxes have resulted from: the investment experience of the Separate Account; receipt by Company of the Contribution; or commencement of Annuity Payments. The Company will deduct any withholding taxes required by applicable law.

The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

REGULATORY REQUIREMENTS: All values payable under this Contract will not be less than the minimum benefits required by the laws and regulations of the states in which this Contract is delivered.

SUBSTITUTION: The Company reserves the right to substitute the shares of any other registered investment company for the shares of any Portfolio already purchased or to be purchased in the future by the Separate Account in accordance with applicable law.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT: At the Company's election, in accordance with applicable law, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Separate Account requires an order by the Securities and Exchange Commission.